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                                                                   EXHIBIT 10.37

                              STOCK SALE AGREEMENT
                              --------------------


         This agreement (the "Agreement") is made as of the /s/ 5th day of /s/ July, 2000 by and between Hilary Taub (the "Seller"), and CECO Environmental Corp. (the "Purchaser").

                                    RECITALS:

         A. The Seller desires to sell 124,703 shares of the common stock of the Purchaser (the "Shares") for $2.125 per share.

         B. Purchaser desires to purchase the Shares.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual representations, warranties and undertakings contained herein, the parties hereto agree as follows:

         11. Sale and Purchase of Shares. In accordance with the terms and subject to the conditions contained herein, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agrees to sell to the Purchaser the Shares for aggregate purchase consideration of $264,993.88 (the "Purchase Price").

         12. The Closing. The closing (the "Closing") shall occur on June 30, 2000. On the date of the Closing the Seller shall deliver to the Purchaser certificates representing the Shares ("Certificates") endorsed in blank or accompanied by assignments separate from certificate sufficient to transfer the Shares into the name of Purchaser and Purchaser shall deliver to the Seller the Purchase Price by certified check or immediately available funds via wire transfer.

         13. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

            3.1 Authority Relative to this Agreement. The Seller has the authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Seller and is a valid and binding Agreement enforceable in accordance with its terms except as such enforcement is subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

            3.2 No Violation or Conflict. Neither the execution nor the consummation of this Agreement will violate or result, with the giving of notice or lapse of time, or both, in a violation of or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation of imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of the Seller pursuant to any provision of any contract, agreement, note, mortgage, lien, indenture, license, lease, other instrument, law, ordinance, regulation, arbitration, order, judgment or decree to which the Seller is a party or by which it, or its property is bound, or permit the termination of any agreement, instrument, lien, license, lease or mortgage to which the Seller is a party.

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            3.3 Court Orders, Decrees and Laws. There is no outstanding or, to the Seller's knowledge, threatened, order, writ, injunction or decree of any court, government agency or arbitrational tribunal against or affecting the Seller or any of its assets that would significantly interfere with the Seller's ability to consummate the transaction contemplated by this Agreement.

            3.4 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of the Seller, threatened or contemplated by any person including, without limitation any governmental or regulatory agency, against the Seller or with respect to the assets of the Seller or which seeks to prohibit, restrict or delay consummation of this Agreement or the transactions contemplated hereby. There is no factual basis known to the Seller which is known to present a possibility for any such action, suit, proceeding, claim, arbitration or investigation.

            3.5 Encumbrances. Seller has good and marketable title to the Shares free and clear of all liens, charges, encumbrances, security interests and claims whatsoever.

            3.6 Status of Seller. Seller has been given access to all the information that Seller considers necessary or appropriate for deciding whether to sell the Shares. Seller further represents that she has had an opportunity to ask questions and receive answers from Purchaser regarding the business, properties, prospects and financial condition of the Purchaser and its affiliates, including without limitation from Steven I. Taub, an executive officer of CECO Filters, Inc.

         14. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

            4.1 The Purchaser. The Purchaser is a corporation duly organized and validly existing under the laws of the State of New York and has all requisite right, power and authority necessary to own, lease and operate all of its property and to carry on its business as it is now being carried on.

            4.2 Authority Relative to the Contracts. The Purchaser has the authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding Agreement enforceable in accordance with its terms except as such enforcement is subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

            4.3 No Violation or Conflict. Neither the execution nor the consummation of this Agreement will violate any provision of the articles of organization or operating agreement of the Purchaser or violate or result, with the giving of notice or lapse of time, or both, in a violation of or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation of imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of the Purchaser pursuant to any provision of any contract, agreement, note, mortgage, lien, indenture, license, lease, other instrument, law, ordinance, regulation, arbitration, order, judgment or decree to which the Purchaser is a party or by which it, or its property is bound, or permit the termination of any agreement, instrument, lien, license, lease or mortgage to which the Purchaser is a party.


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            4.4 Court Orders, Decrees and Laws. There is no outstanding or, to the Purchaser's knowledge, threatened, order, writ, injunction or decree of any court, government agency or arbitrational tribunal against or affecting the Purchaser or any of its assets that would significantly interfere with the Purchaser's ability to consummate the transaction contemplated by this Agreement.

            4.5 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of the Purchaser, threatened or contemplated by any person including, without limitation any governmental or regulatory agency, against the Purchaser or with respect to the assets of the Purchaser or which seeks to prohibit, restrict or delay consummation of this Agreement or the transactions contemplated hereby. There is no factual basis known to the Purchaser which is known to present a possibility for any such action, suit, proceeding, claim, arbitration or investigation.

         15. Conditions Precedent to Obligations of the Purchaser. Consummation of the transaction contemplated hereby on the part of the Purchaser is subject to the fulfillment, to the reasonable satisfaction of the Purchaser, of each of the following conditions:

            5.1 Representations True at Closing. The representations and warranties of the Seller contained in Section 3 of this Agreement shall be true in all material respects on the date hereof and at the time of the delivery of the Certificates.

            5.2 Litigation. No litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

            5.3 Separation Agreement. Seller has entered into and is not in default of that certain Separation Agreement among Purchaser, Seller and CECO Filters, Inc.

            5.4 Steven I. Taub Agreement. Steven I. Taub has entered into and performed his obligations pursuant to a Stock Purchase Agreement among Steven I. Taub, CECO Filters, Inc. and Purchaser in form satisfactory to Purchaser.

         16. Conditions Precedent to Obligations of the Seller. Consummation of the transactions contemplated hereby on the part of the Seller is subject to the fulfillment, to the reasonable satisfaction of the Seller of each of the following conditions:

            6.1 Representations True at Closing. The Purchaser's representations and warranties contained in Section 4 of this Agreement shall be true in all material respects at the date hereof and at the time of the delivery of the Certificates.

            6.2 Litigation. No litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.



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         17. Survival of Representations, Warranties, Covenants and Agreements.
All warranties, representations, covenants and agreements made hereunder shall survive the Closing.

         18. Termination. If any of the conditions for the consummation by the Seller or the Purchaser of the closing of the transactions hereunder shall not have been fulfilled (despite the best efforts of the party, if any, obligated to fulfill such condition) or waived by July 15, 2000, then this Agreement may thereafter be terminated by any party hereto. Such termination hereunder shall be effected by notice by the terminating party to the other parties hereunder, and upon such termination this Agreement shall be without further force and effect, and no party hereto shall be liable to any other for any claim, damage, cost or expense arising from the execution and delivery of this Agreement or the failure to consummate the transactions contemplated hereby.

         19. Remedies. The parties hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement and all other appropriate equitable remedies. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement, and hereby agree to waive the defense, in any action for specific performance, that monetary damages would be adequate compensation. The parties hereto further agree that in the event of any breach of this Agreement, the breaching party shall be liable for all damages arising as a consequence of such breach, including without limitation, costs and expenses (including, without limitation, attorneys' fees), incurred by the non-breaching party in attempting to enforce its rights hereunder.

         20. Miscellaneous. It is the understanding of the parties hereto that:

            10.1 Waiver. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject.

            10.2 Expenses. Each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated herein.

            10.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. This Agreement shall not be modified or amended except by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions or contents hereof.

            10.4 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

            10.5 Binding Effect; Assignment. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs and successors. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the written consent of the other parties hereto.



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            10.6 Notices. Any notice or other instrument or thing required or permitted to be given, served or delivered to any of the parties hereto shall be in writing and shall be considered given when hand-delivered to the recipient, or when delivered to an internationally recognized courier service, or when deposited with the U.S. Postal Service using certified mail, postage prepaid, addressed to the recipient at:

         The Seller:

                  Hilary Taub

                  ___________________________

                  ___________________________

         The Purchaser:

                  CECO Environmental Corp.
                  505 University Avenue
                  Suite 1400
                  Toronto, Ontario M5G 1X3
                  Canada
                  Attn:  Phillip DeZwirek

         with a copy to:

                  Leslie J. Weiss, Esq.
                  Sugar, Friedberg & Felsenthal
                  30 North LaSalle Street
                  Suite 2600
                  Chicago, Illinois 60602

or at such other address as a party may designate to another party in accordance with the terms of this Section 10.6.

            10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to its rules governing conflicts of laws) of the State of Pennsylvania.

            10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.9 Costs and Attorneys' Fees. If either party to this Agreement institutes a legal action to enforce its rights under any provision of this Agreement, the non-prevailing party in such action shall be liable to the prevailing party for the costs and reasonable attorneys' fees incurred by the prevailing party in connection with the action.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            CECO Environmental Corp.


                                                 By: /s/ Phillip DeZwirek
                                                     ---------------------------
                                                 Its: /s/ Chairman & CEO
                                                     ---------------------------
 .


                                                     /s/ Hilary Taub
                                                     ---------------------------
                                                         Hilary Taub